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                                                                    Exhibit 23.1

                   Consent of Independent Public Accountants
                   -----------------------------------------

To Thermo Electron Corporation:

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement and related Prospectus of Thermo Electron Corporation on Form S-3 of our reports dated February 12, 1997 (except with respect to the matter discussed in Note 16 as to which the date is March 12, 1997) included or incorporated by reference in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended December 28, 1996 and to all references to our Firm included in this Registration Statement and related Prospectus.



                                             Arthur Andersen LLP



Boston, Massachusetts
July 18, 1997